A special meeting of shareholders was held on November 18, 2015. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.
	# of Votes	% of Votes
Elizabeth S. Acton
Affirmative	1,525,146,733.59	100.000
Withheld	0.00	0.000
TOTAL	1,525,146,733.59	100.000
John Engler
Affirmative	1,525,146,733.59	100.000
Withheld	0.00	0.000
TOTAL	1,525,146,733.59	100.000
Albert R. Gamper, Jr.
Affirmative	1,525,146,733.59	100.000
Withheld	0.00	0.000
TOTAL	1,525,146,733.59	100.000
Robert F. Gartland
Affirmative	1,525,146,733.59	100.000
Withheld	0.00	0.000
TOTAL	1,525,146,733.59	100.000
Abigail P. Johnson
Affirmative	1,525,146,733.59	100.000
Withheld	0.00	0.000
TOTAL	1,525,146,733.59	100.000
Arthur E. Johnson
Affirmative	1,525,146,733.59	100.000
Withheld	0.00	0.000
TOTAL	1,525,146,733.59	100.000
Michael E. Kenneally
Affirmative	1,525,146,733.59	100.000
Withheld	0.00	0.000
TOTAL	1,525,146,733.59	100.000
James H. Keyes
Affirmative	1,525,146,733.59	100.000
Withheld	0.00	0.000
TOTAL	1,525,146,733.59	100.000
Marie L. Knowles
Affirmative	1,525,146,733.59	100.000
Withheld	0.00	0.000
TOTAL	1,525,146,733.59	100.000
Geoffrey A. von Kuhn
Affirmative	1,525,146,733.59	100.000
Withheld	0.00	0.000
TOTAL	1,525,146,733.59	100.000
Proposal 1 reflects trust wide proposal and voting results.